                                                                 EXHIBIT 4 (5.1)

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is effective as of the 30th day of April, 2003 by and among LAYNE CHRISTENSEN COMPANY, a Delaware corporation ("Layne"), BOYLES BROS. DRILLING COMPANY, a Utah corporation ("Boyles"), CHRISTENSEN BOYLES CORPORATION, a Delaware corporation, INTERNATIONAL DIRECTIONAL SERVICES, L.L.C. a Delaware limited liability company ("IDS"), LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company, ("LWDS") LAYNE TEXAS, INCORPORATED, a Delaware corporation, MID-CONTINENT DRILLING COMPANY, a Delaware corporation, SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company, STAMM-SCHEELE INCORPORATED, a Louisiana corporation, TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation, and VIBRATION TECHNOLOGY, INC., a Delaware corporation, (collectively, including Layne, IDS and LWDS, the "Borrowers" or individually a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Agent"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time; and LASALLE BANK NATIONAL ASSOCIATION ("Revolving Credit Agent"), for itself, as Lender, and as Revolving Credit Agent for the Revolving Lenders.

                                    RECITALS

         A. Borrowers, Agent, Revolving Credit Agent and the Lenders have entered into that certain Credit Agreement dated as of July 9, 2002 (as may be amended from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Credit Agreement.

         B. Pursuant to the Credit Agreement, Lenders agreed to make Loans to Borrowers from time to time in the aggregate principal amount of up to $70,000,000.00.

         C. Borrowers, Agent, Revolving Credit Agent and the other Lenders desire to add IDS as a Borrower and amend the Credit Agreement as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the Recitals and of the mutual promises and covenants contained herein, Agent, Lenders and Borrowers agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby, effective as of the date hereof, amended as follows:

                  (a) Fees. Section 1.9(c) of the Credit Agreement is hereby deleted and the following inserted therefore:

                  "(c)     If Borrowers pay after acceleration or prepay all or
                  any portion of the Term Loan or prepay the Revolving Loan and terminate the Revolving Loan

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                  Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent (with respect to a prepayment or termination of the Term Loan) or Revolving Credit Agent (with respect to a prepayment, or termination of the Revolving Loan), for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Term Loan paid after acceleration or prepaid, and (ii) in the event of prepayment of the Revolving Loan and termination of the Revolving Loan Commitment, the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date, (y) one percent (1.0%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (z) zero percent (0.0%), in the case of a prepayment after the second anniversary of the Closing Date. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b)(i), (ii), or (iv) or 1.16(c); provided that in the case of prepayments made pursuant to Sections 1.3(b)(ii), the transaction giving rise to the applicable prepayment is expressly permitted under
                  Section 6."

                  (b) Additional Definitions-Annex A. The following definition shall be added to Annex A of the Credit Agreement:

                  "Non-Consolidated Joint Venture" shall mean a non-consolidated joint venture, partnership, other business association or non-consolidated Affiliate in which the ownership interests are held in part by any Borrower and an unrelated third party or parties."

                  (c) Revised Definitions- Annex A. The following definition shall be revised:

                  "Adjusted Capital Expenditure" shall mean, with respect to Borrowers, Capital Expenditures plus, direct and indirect investments by Layne, Shawnee Oil & Gas, L.L.C. or LWDS in Non-Consolidated Joint Ventures, related in each case to coal bed methane projects and water resource management projects."

                  (d) Additional Pledges. Sections 5.12 of the Credit Agreement is hereby deleted and the following inserted therefor:

                  "5.12    ADDITIONAL PLEDGES.

                  Except as required by Section 6.1, to the extent any Borrower acquires investments or interests following the Closing Date, including any investment or interests in Subsidiaries, joint ventures, partnerships or other entities, such

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                  Borrower shall, except to the extent that Agent and Revolving
                  Credit Agent otherwise agrees, pledge and grant a first priority perfected security interest in all such investments or interests, including any Stock, to Agent, for the benefit of the Lenders, and execute pledge agreements, security agreements and other documents or instruments, and deliver such certificates and stock powers, as Agent shall, in its sole discretion require. Notwithstanding the foregoing, no Borrower shall be required to pledge to Agent or grant to Agent a first priority perfected security interest in any Non-Consolidated Joint Venture, if such pledge or grant of is prohibited by the new Non-Consolidated Joint Venture's organizational documents or partnership agreement."

                  (e) Investments. Section 6.2(c) of the Credit Agreement is hereby deleted and the following is inserted therefor:

                  "(c) Borrowers may make investments in or incur indebtedness in connection with or as a result of such investment or indebtedness not to exceed $1,500,000.00 in the aggregate at any one time in Non-Consolidated Joint Ventures."

                  (f) Indebtedness. Section 6.3(a) of the Credit Agreement is hereby deleted and the following is inserted therefor:

                  "6.3     INDEBTEDNESS.

                  "(a)     No Credit Party shall or shall allow any of their
                  Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, as determined by Requisite Lenders, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under
                  Section 6.1; (vi) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) Borrowers shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (B) the obligations of Borrowers under any such intercompany loans and advances shall be subordinated to the Obligations of Borrowers hereunder in a manner reasonably satisfactory to Agent; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;(vii) Subordinated Debt under non-compete agreements entered into in connection with Permitted Acquisitions and not exceeding in the aggregate at any time $1,000,000, (viii)

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                  Indebtedness evidenced by non-interest bearing promissory
                  notes representing obligations under various casualty insurance policies to reimburse the issuing insurance companies for claims against Borrowers paid by such insurance companies; (ix) Indebtedness incurred pursuant to Section 6.2(c); (x) other unsecured Indebtedness at any time outstanding, in addition to Indebtedness permitted by clauses
                  (i) through (ix) which shall not exceed $2,000,000."

                  (g) Sale of Stock and Assets. Section 6.8 of the Credit Agreement is hereby deleted and the following inserted therefore:

                  "6.8     SALE OF STOCK AND ASSETS.

                  "No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate pursuant to which the entire amount of net proceeds of such sale, transfer, conveyance or disposition are used (within 45 days of receipt thereof) to purchase replacements of such Equipment, Fixtures and Real Estate having a net book value not exceeding $2,000,000 in any single transaction or $5,000,000 in the aggregate in any Fiscal Year;
                  (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a net book value not exceeding $250,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year; (d) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year; (e) the sale of Layne's interest in Drilling Equipment Supply, Inc. for fair market value to a third-party purchaser in an arms length transaction; (f) the sale of Layne's interest in Worldcover, Inc. for fair market value to an unrelated third-party purchaser in an arms length transaction; (g) the sale of Layne's interest in Stanmines NL's (Malaga, Western Australia) for fair market value to an unrelated third-party purchaser in an arms length transaction; (h) the sale of Stock of Non-Consolidated Joint Venture pursuant to any "buy/sell" provision (which shall be acceptable to Agent in its sole discretion) of any such entity's organizational documents or partnership agreement, and (i) the sale, transfer, conveyance or other disposition of the Real Estate located in Sunbury, Ohio and/or Salt Lake City, Utah, for their fair market value to an unrelated third-party purchaser in an arm's length transaction. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) through (i) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall authorize Borrowers, at Borrowers' expense, to file appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers."

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                  (h)      Definitions. The definition of "EBITDA" shall be
         amended by inserting the following sentence at the end of the definition:

                  "Notwithstanding the foregoing, the prepayment of any indebtedness owing to Massachusetts Mutual Life Insurance Co. or any prepayment pursuant to 1.3(a) and (b) of this Agreement, which would otherwise be included in EBITDA as an operating loss, shall be excluded."

2. Waiver. In connection with Borrowers' acquisition of substantially all of the assets of Mohajir Engineering Group, Inc. pursuant to that certain Agreement of Sale (a copy of which has been provided to Agent) (the "Mohajir Acquisition"), Agent and the Lenders hereby waive the requirements set forth in
Section 6.1(b) of the Credit Agreement and consent to the Mohajir Acquisition. Borrowers hereby grant and authorize Agent to file and perfect a first priority perfected Lien in the assets acquired in connection with the Mohajir Acquisition and execute such documents and take such other actions as may be required by Agent in connection therewith.

3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied in Agent's sole discretion:

                  (a) Execution of Amendment. Agent, the Requisite Lenders and each Borrower shall have executed and delivered this Amendment to Agent.

                  (b) Fee. Borrowers shall have paid to Agent, for the ratable benefit of the Lenders signatory hereto, a modification fee of $105,000.00 shared on a pro rata basis.

                  (c) Payment of Expenses. Borrowers shall have paid Agent and Lenders all of Agent's and each Lender's costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Amendment, and all other unpaid expenses owned by Borrowers to Agent under and pursuant to the Credit Agreement.

                  (d) Resolution/Good Standing. Borrowers shall deliver to Agent resolutions of each of the Borrower's approving and consenting to the execution of this Amendment as well as good standing certificates for each of the Borrowers from their state of formation.

                  (e) Delivery of IDS Documents. IDS shall deliver to Agent the Joinder Agreement, the Member's Certificate, the Manager's Certificate, the resolutions and the Incumbency Certificate of IDS and any amendments to the schedules of the Credit Agreement or the Security Agreement.

                  (f) Delivery of Layne Pledge Amendment. Layne shall deliver to Agent the Amendment to Pledge Agreement evidencing and pledging to Agent Layne's membership interest in 35% of IDS.

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                  (g)      Delivery of Boyles Pledge Amendment. Boyles shall
         deliver to Agent the Pledge Agreement evidencing and pledging Boyles' membership interest in 65% of IDS.

4. Representations and Warranties. Borrowers hereby, jointly and severally, represent and warrant to Agent as follows:

                  (a) Recitals. The Recitals in this Amendment are true and correct in all respects.

                  (b) Incorporation of Representations. All representations and warranties of the Borrowers in the Credit Agreement are incorporated herein in full by this reference and, except with respect to representations and warranties that were made as of and limited to a specific date, are true and correct as of the date hereof.

                  (c) Corporate Power; Authorization. Borrowers have the corporate or organizational power, and have been duly authorized by all requisite action (corporate or otherwise), to execute and deliver this Amendment and to perform their obligations hereunder and thereunder. This Amendment has been duly executed and delivered by each of the Borrowers.

                  (d) Enforceability. This Amendment is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

                  (e) No Violation. The execution, delivery and performance of this Amendment by each of the Borrowers does not and will not (i) violate any law, rule, regulation or court order to which any Borrower is subject; (ii) conflict with or result in a breach of any Borrower's Articles of Incorporation, Bylaws, or other organizational documents or any agreement or instrument to which any Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent.

                  (f) Obligations Absolute. The obligation of Borrowers to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

                  (g) Default. No Default or Event of Default exists under the Credit Agreement or the Loan Documents.

5. Effect and Construction of Amendment. Except as expressly provided herein, the Credit Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

                  (a) impair the validity, perfection or priority of any lien or security interest securing the Notes;

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                  (b)      waive or impair any rights, powers or remedies of
         Agent or the Lenders under the Loan Documents;

                  (c) constitute an election of remedies to the exclusion of any other remedies;

                  (d) constitute an agreement by Agent or the Lenders or require Agent or the Lenders to waive any Defaults or Events of Default or extend the term of the Credit Agreement or the time for payment of any of the Loans; or

                  (e) make any further Loans or other extensions of credit to Borrowers.

6. Release of Claims and Waiver. Borrowers hereby release, remise, acquit and forever discharge Agent and the Lenders and Agent's and Lenders' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement and the Loan Documents, including but not limited to, claims relating to any settlement negotiations (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrowers represent and warrant to Agent that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrowers in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

7. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Credit Agreement, the Collateral Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to Agent and Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that Agent may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

8.       Miscellaneous.

                  (a) Further Assurances. Borrowers agree to execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Amendment and to perfect and protect the liens and security interests created by the Credit Agreement.

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                  (b)      Benefit of Agreement. This Amendment shall be binding
         upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

                  (c) Entire Agreement. Except as expressly set forth herein, there are no agreements or understandings, written or oral, between Borrowers or Agent relating to this Amendment, the Credit Agreement or the other Loan Documents that are not fully and completely set forth herein or therein.

                  (d) Severability. The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

                  (e) Governing Law. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such state.

                  (f) Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                  (g) Notices. Any notices with respect to this Amendment shall be given in the manner provided for in the Credit Agreement.

                  (h) Survival. The provisions set forth in Section 6 above shall survive the payment in full of the Notes.

                  (i) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.

                  (j) References. All references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  (k) No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Agent, whether or not known to Agent or any Lender and whether or not existing on the date of this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    LAYNE CHRISTENSEN COMPANY, a
                                    Delaware corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President - Finance

                                    BOYLES BROS. DRILLING COMPANY, a
                                    Utah corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    CHRISTENSEN BOYLES CORPORATION, a
                                    Delaware corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    INTERNATIONAL DIRECTIONAL
                                    SERVICES, L.L.C. a Delaware limited
                                    liability company

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Treasurer

                                    LAYNE WATER DEVELOPMENT AND
                                    STORAGE, LLC, a Delaware limited liability company

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Treasurer

                                       9

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                                    LAYNE TEXAS, INCORPORATED, a Delaware
                                    corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    MID-CONTINENT DRILLING COMPANY, a
                                    Delaware corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    SHAWNEE OIL & GAS, L.L.C., a limited
                                    liability company

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    STAMM-SCHEELE INCORPORATED, a
                                    Louisiana corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    TOLEDO OIL & GAS SERVICES, INC., a
                                    Louisiana corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                    VIBRATION TECHNOLOGY, INC., a
                                    Delaware corporation

                                    By: /s/ Jerry W. Fanska
                                       -----------------------------------------
                                    Name: Jerry W. Fanska
                                    Title: Vice President and Treasurer

                                       10

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                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION,
                                    as Agent and Lender

                                    By: /s/ Ann Naegel
                                       -----------------------------------------
                                        Duly Authorized Signatory

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                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Revolving Credit Agent and Lender

                                    By: /s/ James C. Binz
                                       -----------------------------------------
                                        James C. Binz
                                        First Vice President

                                       12

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                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Lender

                                    By: /s/ John P. Mills
                                       -----------------------------------------
                                        John P. Mills
                                        Vice President

                                       13

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                                    HARRIS TRUST AND SAVINGS BANK
                                    as Lender

                                    By: /s/ Andrew K. Peterson
                                       -----------------------------------------
                                    Name: Andrew K. Peterson
                                    Title: Managing Director

                                       14

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                                    FIRST NATIONAL BANK OF KANSAS,
                                    as Lender

                                    By: /s/ John C. Taylor
                                       -----------------------------------------
                                       John C. Taylor
                                       Senior Vice President

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